Exhibit 99.1
Lifecore Biomedical Concludes Strategic Evaluation Process, Announces Management Succession and Board Changes

Appoints Paul Josephs, an executive with 25 years of CDMO experience as CEO, to succeed current CEO James Hall following his retirement

Announces changes to its Board of Directors, appoints new Board Chair

CHASKA, Minn., March 20, 2024 (GLOBE NEWSWIRE) -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that its Board of Directors unanimously approved the conclusion of its review of strategic alternatives that was initiated in March 2023, and, concurrently therewith, announced several strategic updates related to its operations on a stand-alone basis.

Board Concludes its Review of Strategic Alternatives
After evaluating a full range of strategic alternatives with the support of its advisors, Lifecore’s Board of Directors unanimously concluded that the best way to maximize value for stockholders at this time is to continue executing on the Company’s standalone strategic plan. This conclusion was based on an expansive strategic review process, including outreach to and engagement with over 75 buyers, including both strategic buyers and financial sponsors.

“The Board of Directors appreciates all of the hard work put into the strategic review process by the Company and its advisors. The Board looks forward to working with the management team to lead the Company’s execution on its strategic plan,” said Craig Barbarosh, Chairman of the Board.

Christopher Kiper, Lifecore Director and Chief Investment Officer of Legion Partners Asset Management, LLC, commented, “I am pleased with the exhaustive process the Board undertook in conducting the strategic review, which ultimately concluded that executing on Lifecore’s strategic plan as a standalone company will drive the highest shareholder value. While the past year has been challenging for the Company, I believe that Lifecore has a bright future, and am optimistic about many improvements in the business, including significant investments in expanding our injectable fill/finish capacity for vials and syringes, recent new commercial contracts, existing contract enhancements and commercialization of new products – and the Board continues to expect Lifecore to emerge from the trough and return to a solid growth trajectory in the second half of fiscal 2024.”

Over the past three years, Lifecore has strategically allocated substantial capital towards augmenting its aseptic production capacity and expanding its development pipeline to address the growing demand for injectable fill/finish capabilities by the pharmaceutical industry given new innovations they are bringing to market. With these investments, Lifecore believes it is positioned for substantial growth as its additional aseptic capacity becomes available. Provided Lifecore continues to execute on its current strategic plan, including the installation and qualification of its high-speed multi-purpose 5-head and 10-head isolator fillers, Lifecore’s theoretical annual aseptic production capacity is estimated to more than triple the Company’s current theoretical capacity from 22 million units to up to approximately 70 million units in fiscal year 2027. The current estimates for theoretical capacity have resulted from extensive factory acceptance testing associated with the new isolator fillers, including evaluating filling speeds and volumes, modeling the types of product formulations under evaluation within our pipeline. The details of Lifecore’s long-range plan will be discussed by its management team at an Investor Day that is anticipated to be scheduled later in calendar 2024.

With the filing of the Annual Report on Form 10-K recently completed, Lifecore has shifted its efforts towards completing its Quarterly Report on Form 10-Q with respect to the fiscal first quarter of 2024 and becoming current on its SEC reports as promptly as possible. Management intends to update investors via press release, as soon as practicable, to the date and time for a business update conference call to discuss its Fiscal 2024 First Quarter results and select preliminary results for Fiscal 2024 Second and Third Quarters, once available.

Commences Leadership Transition with Naming of New CEO
In connection with the conclusion of its strategic evaluation process, the Company announced that it has appointed Paul Josephs as the Company’s new President and Chief Executive Officer, effective on May 20, 2024, upon which date Mr. Josephs is also expected to join Lifecore’s Board of Directors. This transition follows Jim Hall’s announcement of his intent to retire as the Company’s President and Chief Executive Officer and as a director of the Board effective upon Mr. Josephs’ commencement. Mr. Hall intends to continue to support the transition for twelve months in an advisory capacity following his retirement.

Exhibit 99.1
Paul Josephs brings over 30 years of pharmaceutical industry experience to Lifecore, including over 25 years of CDMO experience. Since 2021, Mr. Josephs served as President & Chief Executive Officer and a member of the Board of Directors at Woodstock Sterile Solutions, a specialized full-service CDMO. Prior to joining Woodstock, Mr. Josephs served as Head of CDMO – Global Business Development at Viatris (formerly known as Mylan) since 2016 when it acquired DPT Laboratories. Mr. Josephs’ work with DPT Laboratories began in 1997, where he held numerous progressive roles in sales and business development, culminating with a position of Senior Vice President, Sales, Marketing & Corporate Development. He holds a Bachelor of Arts degree from the University of Western Ontario in Canada.

“We are excited to attract such an accomplished executive to lead Lifecore in its next chapter of growth. Paul is a strong leader, and we look forward to leveraging his deep commercial experience and long-term relationships in the CDMO business to build upon the great work of Lifecore’s team,” stated Nelson Obus, Director and Chief Investment Officer of Wynnefield Capital, Inc. “The Board would like to thank Jim for his unwavering dedication to Lifecore that has spanned more than three decades. He has been instrumental in building Lifecore into the differentiated CDMO it is today, and we also want to recognize his leadership through this complex process of realigning the corporate focus over the past several years as we worked to unlock the intrinsic value that we see in Lifecore. We wish him a well-deserved and fruitful retirement.”

Mr. Josephs, commented, “I am thrilled to join Lifecore and look forward to engaging with the team to continue servicing its customers and drive the business to new heights. Jim built a terrific culture and a strong reputation within the specialty CDMO industry of quality and service – characteristics that are of the utmost importance to me. The team has also built an excellent foundation for growth. I believe the business is at an inflection point and see exciting opportunities to utilize the growing capacity from Lifecore’s two new isolator fillers through the cultivation and expansion of its development pipeline. I look forward to bringing my commercial experience to bear and work together to help Lifecore take the next step in its commercial evolution.”

Mr. Hall, said “It has been an honor to work with all of the wonderful people at Lifecore over the course of my career – as well as with our valued customers, who have come to rely on our unrelenting focus on quality and performance. Following our transition to a stand-alone CDMO focused business, Lifecore has a solid foundation in place which gives me comfort that now is the right time for my retirement. I’d like to thank the Board for their support and look forward to supporting Paul as he transitions into his role as CEO.”

Announces Pending Board Changes

Craig Barbarosh, the Company’s Board Chair, has informed the Board of Directors that he intends to not stand for reelection at the upcoming Fiscal 2023 Annual Shareholders Meeting. The Board has named current independent director, Katrina Houde, as its Chairperson, effective at the upcoming Annual Shareholders Meeting. The resulting Board will be composed of eight members.

Katrina Houde, Director of Lifecore stated, “On behalf of the entire Board of Directors, I want to express our appreciation for Craig’s leadership as Board Chair and director over the past five years. His guidance was invaluable in setting the Company’s strategic initiative to refocus resources on our highest performing assets, which resulted in several asset dispositions that were necessary to raise the prominence of the Lifecore organization. We wish him well in his future endeavors.”

About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements, including but not limited to statements regarding our future operational or financial performance and anticipated changes in our management or our board of directors . All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the timing thereof, the ability of the

Exhibit 99.1
Company to successfully effectuate its strategic plan on its anticipated timeline, or at all, the decisions of third-party individuals regarding future employment, the Company’s ability to regain compliance with applicable listing standards under Nasdaq, and its ability expand its relationship with its existing customers, as well as such other risks described in our most recent Annual Report on Form 10-K. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Media Relations
Dan McDermott
(646) 577-1811
dan.mcdermott@icrinc.com